UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02  Results of Operations and Financial Condition

On April 28, 2021, HomeTrust Bancshares, Inc., (the "Company") the holding company for HomeTrust Bank, issued a press release reporting third quarter fiscal 2021 financial results and approval of its quarterly cash dividend. A copy of the press release, including unaudited financial information released as a part thereof, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 26, 2021, the Company’s Board of Directors (the “Board”) approved an amendment to the Company’s bylaws, which became effective immediately. The amendment affects the mandatory director retirement provision contained in Article II, Section 12 of the Company's bylaws.

Prior to the amendment, Article II, Section 12 generally prohibited a person who is not an employee of the Company or any of its subsidiaries and is (a) 72 years of age or older and was a director of the Company on April 30, 2018 or (b) 70 years of age or older and was not a director of the Company on April 30, 2018, from being elected, re-elected, appointed or re-appointed to the Board or continuing to serve as a director beyond the annual meeting of stockholders of the Company immediately following the non-employee director becoming age 72 or 70, as applicable (such age being referred to below as the “General Director Retirement Age” and such provision being referred to below as the “General Director Retirement Provision,” in each case under the Company’s bylaws as in effect prior to the amendment).

Prior to the amendment, Article II, Section 12 also prohibited a person who is 75 years of age or older and who is an employee of the Company or any of its subsidiaries from being elected, re-elected, appointed or re-appointed to the Board or from continuing to serve as a director beyond the annual meeting of stockholders of the Company immediately following the director becoming age 75 (such provision being referred to below as the “Employee Director Retirement Provision” under the Company’s bylaws as in effect prior to the amendment).

In addition, prior to the amendment, in the case of a non-employee director who was serving as a director of the Company on June 30, 2013 and April 30, 2018 and is between 72 and 74 years of age, the Board had the discretion to exempt the director from the General Director Retirement Provision until the next annual meeting of stockholders of the Company (the “Extension Option”).

Article II, Section 12 was amended to (i) eliminate the Employee Director Retirement Provision, (ii) revise the General Director Retirement Provision to apply to all directors of the Company, (iii) change the General Director Retirement Age to 72 for all directors of the Company and (iv) limit the Extension Option to directors who were directors of the Company on June 30, 2016.

The foregoing description of the amendment is qualified in its entirety by reference to the text of the amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

3.1	Amendment to Bylaws of HomeTrust Bancshares, Inc.
99.1	Press release dated April 28, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: April 28, 2021	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

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